(Letterhead of LeMaster & Daniels PLLC)


CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Metaline Mining  & Leasing Company
Spokane, Washington




We hereby consent to the use of our report, dated March 27, 1999, on the financial statements of Metaline Mining & Leasing Company as of December 31, 1998, and for the year then ended, in the Company's Form 10-K for the year ended December 31, 1998.



/s/ LeMaster & Daniels  PLLC



Spokane, Washington
March , 1999






(Letterhead of Robert Moe & Associates, P.S.)



CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Metaline Mining  & Leasing Company
Spokane, Washington


We hereby consent to the use of our opinion, dated March 16, 1998 on the financial statements of Metaline Mining & Leasing Company for the year ended December 31, 1997 in the Form 10-KSB.


/s/ Robert Moe & Associates
Robert Moe & Associates, P.S.

Spokane, Washington
April 13, 1999



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